Exhibit 10.45

GlobalSantaFe

Personal Financial Planning

Assistance Program

For Key Employees

GlobalSantaFe Corporate Services Inc.

Certificate

I, David E. Faure, the Secretary of GlobalSantaFe Corporate Services Inc., having in my custody and possession the corporate records of said corporation, do hereby certify that attached hereto is a true, correct and complete copy of the GlobalSantaFe Personal Financial Planning Assistance Program For Key Employees as presently in effect.

Dated: August 27, 2002

/s / David E. Faure
David E. Faure

GlobalSantaFe

Personal Financial Planning Assistance Program

For Key Employees

SECTION 1 - PURPOSE

The GlobalSantaFe Personal Financial Planning Assistance Program For Key Employees has been established by GlobalSantaFe Corporate Services Inc. (the “Company”) to provide assistance with personal financial planning to Key employees of GlobalSantaFe Corporation and its subsidiaries and other affiliates.

SECTION 2 - ELIGIBILITY

Employees of GlobalSantaFe Corporation and its subsidiaries and other affiliates in salary grade 42 and above who are not participants in the GlobalSantaFe Personal Financial Planning Assistance Program For Senior Executives are participants eligible for personal financial planning assistance under this program. Subject to Section 9, each participant will continue to be eligible for benefits under this program as long as he or she remains in salary grade 42 or above as an employee of GlobalSantaFe Corporation or any of its subsidiaries or other affiliates.

SECTION 3 - SERVICES

Each participating employee will from time to time select a consultant or consultants to perform the following services:

A.	Prepare one initial personal financial plan after the employee first becomes a participant in the program;

B.	Assist in evaluating future financial decisions required to achieve the plan goals; and

C.	Assist in income tax and estate planning and tax return preparation.

SECTION 4 - BENEFIT LIMITS

The following benefit limits will apply:

A.	The fees to prepare the initial personal financial plan, up to a maximum of $6,000.

B.	The fees to assist in the achievement of plan goals and to assist in income tax and estate planning and tax return preparation, up to a calendar-year limit of $4,000.

C.	The $6,000 benefit to prepare the initial personal financial plan is a one-time benefit and will expire when the full $6,000 amount has been used. The $4,000 calendar-year benefit is an annual benefit, and any unused portion will expire at the end of each calendar year.

D.	Any fees in excess of the above benefit limits will be the responsibility of the employee receiving the services.

E.	An employee who ceases to occupy a position with a salary grade of 42 or above or retires or otherwise terminates his or her service as an employee of GlobalSantaFe Corporation and its subsidiaries and other affiliates will be eligible for any fees up to the full $4,000 calendar-year limit during the calendar year of such retirement or other termination. The Company, however, will only pay fees incurred by the employee prior to the date of the salary grade reduction, retirement or other termination. Any fees incurred after such date will be the responsibility of the employee.

SECTION 5 - TRAVEL EXPENSES

Any reasonable travel expenses incurred by the consultant will be billed to and paid by the Company and will not be allocated to individual benefit limits.

SECTION 6 - INCOME TAXES

All fees paid by the Company for personal financial planning are considered taxable income to the employee and will be added to the employee’s W-2 statement. Some portion of these fees may be deductible under current IRS regulations.

SECTION 7 - ADMINISTRATION

A.	The employee will instruct the consultant to submit bills within the above benefit limits to the Company’s Manager of Compensation. There will be a separate bill submitted for travel expenses.

B.	The Company’s Manager of Compensation will note on each bill the current status of the annual benefit limit and will forward the bill to the employee for review and approval.

C.	The employee will initial the bill to signify his or her approval and will return the approved bill to the Company’s Manager of Compensation for approval and payment processing.

D.	The employee will instruct the consultant to send all bills for fees in excess of the above benefit limits directly to the employee for payment.

SECTION 8 - TERMS OF EMPLOYMENT

The adoption and maintenance of this program will not be deemed to constitute a contract between any employer and employee, or to be consideration for, or an inducement or condition of, the employment of any person. Neither this program nor its maintenance will be deemed to give any employee the right to be retained in the employ of any employer or to interfere with the right of an employer to discharge an employee at any time, nor will it be deemed to give to an employer the right to require any employee to remain in its employ, nor will it interfere with any employee’s right to terminate his or her employment at any time.

SECTION 9 - MODIFICATION, AMENDMENT AND TERMINATION

The Company reserves the right at any time and from time to time, without notice, to modify or amend, in whole or in part, any or all of the provisions of this program and to terminate this program for any reason.